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Mortgage Document Custody

CMBS Department

1015 10th Avenue Southeast

Minneapolis, MN 55414

Tel: 612 667 1117

Annual Statement of Compliance

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Computershare Trust Company, N.A. (Computershare), in its applicable capacity(ies) as listed on Schedule I, hereby certifies as follows as of and for the period of November 1, 2021 through December 31, 2021 (the "Reporting Period"):

(a)      A review of Computershare’s activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer’s supervision; and

(b)     To the best of such officer’s knowledge, based on such review, Computershare has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

February 24, 2022

/s/ Daniel Woods

Daniel Woods

Vice President

/s/ Leigh Taylor

Leigh Taylor

Vice President

© 2022 Computershare. All rights reserved.

Schedule I:

Barclays Commercial Mortgage Securities LLC

Transaction	Servicing Agreement	Servicing Agreement Date	Computershare Capacity(ies)
BBCMS Mortgage Trust 2021-C12 Commercial Mortgage Pass-Through Certificates, Series 2021-C12	Pooling and Servicing Agreement	11/01/2021	Custodian

GS Mortgage Securities Corporation II

Transaction	Servicing Agreement	Servicing Agreement Date	Computershare Capacity(ies)
GS Mortgage Securities Trust 2021-GSA3 Commercial Mortgage Pass Through Certificates, Series 2021- GSA3	Pooling and Servicing Agreement	12/01/2021	Custodian

Morgan Stanley Capital I Inc.

Transaction	Servicing Agreement	Servicing Agreement Date	Computershare Capacity(ies)
BANK 2021-BNK38 Commercial Mortgage Pass Through Certificates, Series 2021-BNK38	Pooling and Servicing Agreement	12/01/2021	Custodian

Wells Fargo Commercial Mortgage Securities, Inc.

Transaction	Servicing Agreement	Servicing Agreement Date	Computershare Capacity(ies)
BANK 2021-BNK37 Commercial Mortgage Pass- Through Certificates Series 2021-BNK37	Pooling and Servicing Agreement	11/01/2021	Custodian
Wells Fargo Commercial Mortgage Trust 2021-C61 Commercial Mortgage Pass- Through Certificates, Series 2021-C61	Pooling and Servicing Agreement	12/01/2021	Custodian
BXP Trust 2021-601L Commercial Mortgage Pass- Through Certificates, Series 2021-601L	Trust and Servicing Agreement	12/29/2021	Custodian